Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
The Bluebook International Holding Company

We hereby consent to the incorporation by reference in the previously filed Registration Statement of The Bluebook International Holding Company on Form S-8 (File No. 333-121567) of our report, dated March 25, 2005, appearing in this Annual Report on Form 10-KSB of The Bluebook International Holding Company for the year ended December 31, 2004.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
April 15, 2005